UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2005

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-8270

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the announcement of the appointment of Clifford D. Nastas as Chief Executive Officer of MSC (as described in more detail in Item 5.02 below), the Board of Directors announced the formation of an Executive Committee of the Board whose duties include advising the CEO with respect to strategic and operational planning and management development. Curtis G. Solsvig III will serve as its chairperson and its other members will be Dr. Ronald A. Mitsch, MSC’s current Non-Executive Chairman of the Board, and Mr. Nastas. So long as Mr. Solsvig serves as Chair of the Executive Committee, he shall receive an additional director’s fee of $100,000 per fiscal quarter; provided that the Board will review the fee prior to the commencement of each fiscal quarter and reserves the authority to adjust or terminate the fee payable for such quarter; and provided further that the fee shall be pro rated for any quarter of partial service as Chair of the Executive Committee. Messrs. Mitsch and Nastas will not receive any additional compensation for their service on the Executive Committee.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Retirement of Chief Executive Officer and a Director. On November 17, 2005, Ronald L. Stewart informed the Board of Directors that he plans to retire from his position as MSC’s Chief Executive Officer and a member of the Board, effective November 30, 2005.

(c)	Appointment of Chief Executive Officer and a Director.

(1)	On November 22, 2005, the Board of Directors appointed Clifford (Cliff) D. Nastas, 42, as Chief Executive Officer, effective December 1, 2005. Mr. Nastas, who will also join MSC’s Board of Directors, currently serves as President and Chief Operating Officer of MSC, and succeeds Mr. Stewart, who is retiring.

(2)	Since his appointment as President and Chief Operating Officer in June 2005, Mr. Nastas has been responsible for operations, sales and marketing, purchasing and human resources functions for MSC. He previously held numerous executive positions with MSC including: Vice President and General Manager of EMS from May 2004 to October 2004; Vice President of Sales and Marketing of the Engineered Materials and Solutions Group from July 2003 to May 2004; and Vice President of Marketing of MSC Laminates and Composites from November 2001 to July 2003. Prior to joining MSC, Mr. Nastas served as the Global Automotive Business Director for Honeywell International Inc., a technology and manufacturing provider of aerospace products, control technologies, automotive products, specialty chemicals and advanced materials, since 1995.

Reference is made to the Current Report on Form 8-K filed by MSC on July 1, 2005 regarding the severance and change of control agreement between Mr. Nastas and MSC.

(d)	Reference is made to Item 1.01 and Item 5.02(c) above.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated November 22, 2005

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By:	Jeffrey J. Siemers
Its:	Executive Vice President, Chief Administrative and Financial Officer and Secretary

Date: November 22, 2005